EX-28.m.1

DISTRIBUTION PLAN OF

NATIONWIDE MUTUAL FUNDS

Effective May 1, 2007

Amended December 8, 2017*

Section 1. This Distribution Plan (the “Plan”) constitutes the distribution plan for the following classes of the series (each, a “Fund”) of Nationwide Mutual Funds (formerly, Gartmore Mutual Funds) (the “Trust”):

Fund	Classes
Nationwide Growth Fund	A, C, R, T
Nationwide Fund	A, C, R, T
Nationwide Bond Fund	A, C, R, T
Nationwide Government Money Market Fund	Service
Nationwide S&P 500 Index Fund	A, C, R, Service, T
Nationwide Small Cap Index Fund	A, C, R, T
Nationwide Mid Cap Market Index Fund	A, C, R, T
Nationwide International Index Fund	A, C, R, T
Nationwide Bond Index Fund	A, C, R, T
Nationwide Investor Destinations Aggressive Fund	A, C, R, Service, T
Nationwide Investor Destinations Moderately Aggressive Fund	A, C, R, Service, T
Nationwide Investor Destinations Moderate Fund	A, C, R, Service, T
Nationwide Investor Destinations Moderately Conservative Fund	A, C, R, Service, T
Nationwide Investor Destinations Conservative Fund	A, C, R, Service, T
Nationwide Target 2010 Fund	A, C, R
Nationwide Target 2015 Fund	A, C, R
Nationwide Target 2020 Fund	A, C, R
Nationwide Target 2025 Fund	A, C, R
Nationwide Target 2030 Fund	A, C, R
Nationwide Target 2035 Fund	A, C, R
Nationwide Target 2040 Fund	A, C, R
Nationwide Target 2045 Fund	A, C, R
Nationwide Target 2050 Fund	A, C, R
Nationwide Target 2055 Fund	A, C, R
Nationwide Target 2060 Fund	A, C, R
Nationwide U.S. Small Cap Value Fund	A, C, T
Nationwide Small Company Growth Fund	A
Nationwide Global Sustainable Equity Fund	A, C, T
Nationwide Inflation-Protected Securities Fund	A, T
Nationwide Core Plus Bond Fund	A, T
Nationwide Bailard Cognitive Value Fund	A, C, T
Nationwide Bailard International Equities Fund	A, C, T
Nationwide Bailard Technology & Science Fund	A, C, T
Nationwide Geneva Mid Cap Growth Fund	A, C, T
Nationwide Geneva Small Cap Growth Fund	A, C, T
Nationwide Loomis Core Bond Fund	A, C, T
Nationwide California Intermediate Tax Free Bond Fund	A, C, T
Nationwide Large Cap Equity Fund	A, C, T

DISTRIBUTION PLAN OF

NATIONWIDE MUTUAL FUNDS

Effective May 1, 2007

Amended December 8, 2017*

Fund	Classes
Nationwide National Intermediate Tax Free Bond Fund	A, C, T
Nationwide Loomis Short Term Bond Fund	A, C, T
Nationwide WCM Focused Small Cap Fund	A, C, T
Nationwide Ziegler Equity Income Fund	A, C, T
Nationwide Ziegler NYSE Arca Tech 100 Index Fund	A, C, T
Nationwide Ziegler Wisconsin Tax Exempt Fund	A, C, T
Nationwide Bailard Emerging Markets Equity Fund	A, C, T
Nationwide Emerging Markets Debt Fund	A, C, T
Nationwide Amundi World Bond Fund	A, C, T
Nationwide Amundi Global High Yield Fund	A, C, T
Nationwide Amundi Strategic Income Fund	A, C, T
Nationwide International Small Cap Fund	A, T
Nationwide Loomis All Cap Growth Fund	A, T
Nationwide Long/Short Equity Fund	A, T

*	As approved by the Board of Trustees at its meeting held on June 13-14, 2017.

The Plan is adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”).

Section 2. Subject to the limitations on the payment of asset-based sales charges set forth in Section 2341 of the Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Funds shall pay amounts not exceeding on an annual basis a maximum amount of:

a.	25 basis points (0.25%) of the average daily net assets of the Class A Shares of the Funds; and

b.	100 basis points (1.00%) of the average daily net assets of the Class C Shares of each of the Funds which have adopted Class C shares as described above (except the Nationwide Loomis Core Bond Fund, Nationwide California Intermediate Tax Free Bond Fund, Nationwide National Intermediate Tax Free Bond Fund, Nationwide Loomis Short Term Bond Fund and Nationwide Ziegler Wisconsin Tax Exempt Fund), 75 basis points (0.75%) of which will be a “distribution fee” (as described below), and 25 basis points (0.25%) of which will be considered a service fee; and

c.	75 basis points (0.75%) of the average daily net assets of the Class C Shares of the Nationwide Loomis Core Bond Fund, Nationwide California Intermediate Tax Free Bond Fund, Nationwide National Intermediate Tax Free Bond Fund, Nationwide Loomis Short Term Bond Fund and Nationwide Ziegler Wisconsin Tax Exempt Fund, 25 basis points (0.25%) of which will be considered a service fee; and

d.	15 basis points (0.15%) of the average daily net assets of the Service Class Shares of the Nationwide S&P 500 Index Fund and the Nationwide Government Money Market Fund; and

DISTRIBUTION PLAN OF

NATIONWIDE MUTUAL FUNDS

Effective May 1, 2007

Amended December 8, 2017*

e.	25 basis points (0.25%) of the average daily net assets of the Service Class Shares of the Nationwide Investor Destinations Aggressive Fund, Nationwide Investor Destinations Moderately Aggressive Fund, Nationwide Investor Destinations Moderate Fund, Nationwide Investor Destinations Moderately Conservative Fund and Nationwide Investor Destinations Conservative Fund; and

f.	50 basis points (0.50%) of the average daily net assets of the Class R Shares of the Funds, 25 basis points (0.25%) of which will be a distribution fee and 25 basis points (0.25%) of which will be considered a service fee; and

g.	25 basis points (0.25%) of the average daily net assets of the Class T Shares of the Funds.

These fees will be paid to Nationwide Fund Distributors LLC for activities or expenses primarily intended to result in the sale or servicing of Fund shares. Except as specifically designated above, the fees may be used either as distribution fees or servicing fees to the extent that they fit the descriptions below. As described above, the following types of fees may be paid pursuant to the Plan:

a.	a distribution fee for: (i) (a) efforts of an Underwriter expended in respect of or in furtherance of sales of shares included in this Plan, and (b) to enable an Underwriter to make payments to other broker/dealers and other eligible institutions (each a “Broker/Dealer”) for distribution assistance pursuant to an agreement with the Broker/Dealer; and (ii) reimbursement of expenses (a) incurred by an Underwriter, and (b) incurred by a Broker/Dealer pursuant to an agreement in connection with distribution assistance including, but not limited to, the reimbursement of expenses relating to printing and distributing advertising and sales literature and reports to shareholders for use in connection with the sales of shares included in this Plan, processing purchase, exchange and redemption requests from customers and placing orders with an Underwriter or the Funds’ transfer agent, and personnel and communication equipment used in servicing shareholder accounts and prospective shareholder inquiries; and

b.	a service fee, if applicable and not otherwise covered under an administrative services plan and/or agreement, for: (i) (a) efforts of an Underwriter expended in servicing shareholders and (b) to enable an Underwriter to make payments to a Broker/Dealer for shareholder services pursuant to an agreement with the Broker/Dealer; and (ii) reimbursement of expenses (a) incurred by an Underwriter, and (b) incurred by a Broker/Dealer pursuant to an agreement in connection with shareholder service including, but not limited to personal, continuing services to investors. For purposes of the Plan, a Broker/Dealer may include any of an Underwriter’s affiliates or subsidiaries. A service fee will be considered as such pursuant to Section 2341(b)(9) of the FINRA Rules.

c.	No provision of this Plan shall be interpreted to prohibit any payments by a Fund with respect to shares of such Fund during periods when the Fund has suspended or otherwise limited sales of such shares.

DISTRIBUTION PLAN OF

NATIONWIDE MUTUAL FUNDS

Effective May 1, 2007

Amended December 8, 2017*

Section 3. This Plan shall not take effect until it has been approved by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the applicable class of each of the Funds, if adopted after any public offering of such shares, and by the vote of the Board of Trustees of the Trust, as described in Section 4 of the Plan.

Section 4. This Plan shall not take effect with respect to a class of a Fund until it has been approved, together with any related agreements, by votes of the majority of both (a) the Board of Trustees of the Trust and (b) those Trustees of the Trust who are not “interested persons” (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to this Plan (the “Rule 12b-1 Trustees”), cast in person at a meeting called for the purpose of voting on this Plan or such agreements.

Section 5. Unless sooner terminated pursuant to Section 7 or 8, this Plan shall continue in effect with respect to the class of a Fund for a period of one year from the date it takes effect with respect to such class and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Section 4.

Section 6. Any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to this Plan or any related agreement shall provide to the Board and the Board shall review at least quarterly a written report of the amounts so expended and the purposes for which such expenditures were made.

Section 7. This Plan may be terminated as to a class of a Fund at any time by vote of a majority of the Rule 12b-1 Trustees, or by vote of a majority of the outstanding affected class of such Fund.

Section 8. Any agreement with any person relating to the implementation of this Plan shall be in writing, and shall provide:

a.	That such agreement may be terminated at any time with respect to a Class, without payment of any penalty, by vote of a majority of the Rule 12b-1 Trustees or by a vote of a majority of the outstanding Class Shares of the Fund on not more than 60 days written notice to any other party to the agreement; and

b.	That such agreement shall terminate automatically in the event of its assignment.

Section 9. This Plan may not be amended to increase materially the amount of distribution expenses of a Fund provided for in Section 2 hereof, unless such amendment is approved in the manner provided in Section 3 hereof. No material amendment to this Plan shall be made unless approved in the manner provided for approval of this Plan in Section 4 hereof.

Section 10. The provisions of the Plan are severable for each class of shares of the Funds and any action required hereunder must be taken separately for each class covered hereby.

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